SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 19, 1999

                               -------------------

                          CONCENTRA MANAGED CARE, INC.

             (Exact name of Registrant as specified in its charter)

       DELAWARE                    000-22751                    04-3363415
   (State or other          (Commission File Number)         (I.R.S. Employer
   jurisdiction of                                        Identification Number)
    incorporation)

   312 UNION WHARF
BOSTON, MASSACHUSETTS                                              02109
(Address of principal                                            (Zip code)
  executive offices)

    Registrant's telephone number, including area code: (617) 367-2163

                                 NOT APPLICABLE
                  (former address if changed since last report)

ITEM 5. OTHER EVENTS

See the press release attached hereto as Exhibit 99.1 dated July 19, 1999 announcing (i) the distribution of proxy materials in connection with Concentra Managed Care, Inc.'s (the "Company"), special meeting of stockholders to consider and act upon the Company's pending merger with Yankee Acquisition Corp., (ii) the setting of August 17, 1999, as the date for the special meeting, and (iii) the Company's reaching an agreement in principle to settle the outstanding class action litigation filed in connection with the pending merger in the New Castle County, Delaware, Chancery Court.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

99.1     Press Release of the Registrant dated July 19, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CONCENTRA MANAGED CARE, INC.
                                     (Registrant)

                                     By: /s/ Richard A. Parr II
                                     --------------------------
                                     Name:  Richard A. Parr II
                                     Title: Executive Vice President,
                                            General Counsel &
                                            Secretary

Date:    July 19, 1999

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

99.1     Press Release of Registrant dated July 19, 1999

                                  EXHIBIT 99.1

Contact:   Thomas E. Kiraly
           Executive Vice President and
           Chief Financial Officer
           (617) 367-2163, Ext. 5101


                      CONCENTRA DISTRIBUTES PROXY MATERIALS
                        AND SETS DATE FOR SPECIAL MEETING
                              --------------------
                    ANNOUNCES SETTLEMENT OF CERTAIN LAWSUITS

         BOSTON, Mass. (July 19, 1999) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) today announced that it has begun the distribution of proxy materials to stockholders in connection with the Company's pending merger with Yankee Acquisition Corp., a corporation formed by Welsh, Carson, Anderson & Stowe (WCAS). Concentra has scheduled a special meeting of stockholders on August 17, 1999, to consider and act on the merger proposal. Stockholders of record as of the close of business on July 8, 1999 are entitled to notice of and to vote at this special meeting.

         As announced in March 1999, Concentra has agreed to merge with Yankee Acquisition Corp. in a transaction valued at approximately $1.1 billion, including assumed indebtedness. Under the terms of the merger, each of Concentra's approximately 47.3 million outstanding shares of common stock will be converted into the right to receive $16.50 in cash. The transaction is structured to be accounted for as a recapitalization and Concentra will continue to operate as an independent company under its current name and management.

         Separately, Concentra announced that it has reached an agreement in principle to settle the outstanding class action litigation filed in connection with the merger in the Chancery Court for New Castle County, Delaware. Under the terms of the settlement, Concentra has agreed to make certain amendments to its special meeting proxy statement and to pay court-awarded legal fees and expenses of the plaintiffs up to an agreed amount. In return, Concentra, WCAS and their respective affiliates, officers, directors and other representatives will be released from all claims of the class. The settlement is conditioned upon the closing of the proposed merger, the execution of definitive settlement documents and court approval.


                                     -MORE-

CCMC Sets Date for Special Meeting
Page 2
July 19, 1999

         Concentra Managed Care is the leading provider and comprehensive outsource solution for cost containment and fully integrated care management in the occupational, auto, and group healthcare markets. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. Currently, the Company operates the nation's largest network of occupational healthcare centers, managing the practices of approximately 334 physicians located in 188 centers in 55 markets in 29 states. The Company has approximately 1,100 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The Company also has 84 service locations that provide specialized cost containment services including utilization management, telephonic case management, first notice of loss reporting, and retrospective bill review.

         This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, consummation of transactions involving the acquisition of some or all of the Company's common stock and related financing transactions, and interruption in its data processing capabilities, operational financing and strategic risks related to the Company's growth strategy, possible fluctuations in quarterly and annual operations, and possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

         Any offering of securities in connection with the merger will be made only by means of a prospectus.

                                      -END-